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                                                                   EXHIBIT 10.62



                                      NFCS
                       FLOOD ZONE DETERMINATION AGREEMENT

     THIS AGREEMENT is entered into this 8th day of November, 1993 ("Effective Date"), between National Flood Certification Services ("NFCS"), a Florida Corporation with principal offices at McCormick Center 3, 1000 112th Circle, Suite 100, St. Petersburg, FL 33716, and Royal Indemnity Company for itself and on behalf of its affiliates as their interests may appear and exist ("Royal"), a Delaware corporation with its principal office located at 9300 Arrowpoint Boulevard, Charlotte, North Carolina 28273-8135.

     WHEREAS, Royal desires to use NFCS to determine if a policyholder's property - either residential or commercial - is located within a special flood hazard area and if flood insurance is available on such property.

     WHEREAS, NFCS desires to provide special flood hazard area and flood insurance availability determinations and documentation of same to Royal.

1.  TERM

    A. The term of this Agreement shall commence on a date which shall be the later of (i) the effective date entered above or (ii) the date signed by both parties and shall continue thereafter until terminated by either party thirty (30) days written notice to the other party.

    B. Either party may terminate this agreement immediately upon written notice, if the other party is adjudicated a bankrupt, files a voluntary petition in bankruptcy, is declared insolvent by a regulator, or makes an assignment for benefit or creditors and becomes unable to meet its obligations in the normal course of business as they fall due.

2.  COVENANTS AND WARRANTIES

    A. NFCS shall provide certification of the determined special flood hazard area, community name and number, panel-suffix map date, firm date and the base flood elevation, if applicable, as required by Royal in the request form sent to NFCS by Royal. In addition, if specifically requested by Royal in the request form sent to NFCS by Royal, NFCS will provide a faxed copy of the Flood Zone Certificate to Royal; an original Certificate will be provided upon request for same by Royal.

    B. Royal shall pay to NFCS compensation for selected services in the amounts and time frame set forth in Schedule "A" which is attached hereto and by reference made a part hereof.
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    C.  NFCS shall not, without the written consent of Royal, disclose to any third party any information it obtains or is provided by Royal. NFCS shall undertake all reasonable precautions at least equivalent to the same precautions it takes in preserving the confidentiality of NFCS' own confidential or proprietary information, to preserve the secrecy of Confidential Information.

3.  TERMS AND CONDITIONS

    A. The zone determination is exclusively for the benefit of Royal, its clients and/or the insured or policyholder for whose benefit the search is performed and for no other party.

    B. The zone determination is based upon an examination of the current Flood Insurance Rate Maps as published by the Federal Emergency Management Agency as well as other sources of information as required and applies only to Subject Property identified by the Flood Insurance Rate Map Panels(s).

    C. NFCS shall indemnify and hold harmless Royal for liability on any uninsured flood loss, up to, and only up to, the maximum available insurance coverage under the NFIP program for the property, if the property was in a special flood hazard area at the time of certification and NFCS incorrectly certified such property and said that the property in question was not in such a special flood hazard area.

        NFCS warrants and represents that there is no requirement under its error and omissions policy that suit be filed against NFCS in order to collect damages under the policy.

    D. The zone determination may contain information from public land records and U.S. Government agencies relating to floodplain location. However, this determination is based on the data which is currently available from government sources and does not necessarily include all possible flood hazards. NFCS shall not be liable for not reporting flood zone information that was not generally available or inaccurate at the time of this determination. This determination is based on information supplied by Royal, its clients and/or the insured/policyholder and NFCS will not be responsible for inaccuracies in their submission.

    A zone determination is valid only if signed by an authorized representative of NFCS.

                                NFCS GUIDELINES
         When the subject property is in a dual zone, we will certify a flood zone determination using the most hazardous
                 zone unless additional information is provided
           We will also identify both zones in a dual zone situation.





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4.  NOT A PARTNERSHIP

     Nothing in this Agreement shall be construed to cause Royal to be in a partnership with NFCS.

5.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Florida. Venue for all legal actions commenced under this Agreement shall be in Pinellas county, Florida.

6.  INTEREST ON LATE PAYMENTS

     In the event that sums due and payable hereunder in accordance with the payment time frame set forth in Schedule A shall remain unpaid 15 days after the party entitled to payment has served written notice on the defaulting party that such sums are due but remain unpaid, then interest shall accrue thereon until paid, at the highest rate permitted by law.

7.  ATTORNEY'S FEES

     If NFCS should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provision thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgement in the proceeding in which legal expenses and attorney's fees were incurred.

     IN WITNESS WHEREOF, we have set our hands and seals as of the day and year first above set forth.





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NATIONAL FLOOD CERTIFICATION             ROYAL INDEMNITY COMPANY for
SERVICES, INC.                           itself and on behalf of its affiliate
                                         as their as their interests may appear
                                         and exist



/s/ D. M. Howard                         /s/ David H. Martin            V.P.
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David Howard,                            Signature/Title
Vice President - Marketing



10/15/93                                 11/8/93
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Date                                     Date



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                                         Royal Phone Number







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